ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120802518-29
	Filing Date and Time 11/28/2012 7:38 AM
	Entity Number E0627452009-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

PRISTINE SOLUTIONS, INC

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: 11/28/2012 Time: 5pm
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFIED RESOLUTIONS ADOPTED BY BOARD OF DIRECTORS OF
PRISTINE SOLUTIONS, Inc.
A NEVADA CORPORATION

The undersigned hereby certifies that he is the duly elected, qualified and acting President of the above-named Corporation and in that capacity in charge of its official records including the minute book containing original minutes of meetings of its Board of Directors; and that on the 27th day of November, 2012, a meeting of said Board of Directors was duly convened and held, with a quorum present throughout the proceedings thereof, at which the following resolutions were duly moved, seconded and carried, said resolutions remaining in full force and effect at the date of this certificate:

BE IT RESOLVED: That Pristine Solutions, Inc. has amended its Corporate Articles to change its legal name with the Nevada Secretary of State to Eaton Scientific Systems, Inc. This Resolution of the Board will accompany the NV SOS Form 090501 for "Amended and Restated Articles" for the changed and amended Entity Name. This is also to accompany the related NV SOS Form 200201 "Name Consent or Release" Form for use of name Eaton Scientific Systems, which is already owned and registered in Nevada by our wholly owned subsidiary Eaton Scientific Systems, Ltd.

Pristine Solutions, Inc
Entity Number: E0627452009-3
NV Business ID: NV20091585801

Eaton Scientific Systems, Ltd
Entity Number: E0064982006-2
NV Business ID: NV20061452483

IN WITNESS WHEREOF, the undersigned has set his hand in his capacity above mentioned and affixed the seal of the above named corporation, all on this 27th day of November, 2012.

By: [signature]
Michael Borkowski
President